Exhibit 10.3

元豪电子2号大楼租赁合同续展及修订补充协议二

Amendment to Yuanhao Building Lease Agreements

甲方：上海元豪电子有限公司，法定地址：上海市松江出口加工区三庄路18弄8号

Shanghai Yuanhao Electronic Co. Ltd., Address: #8, Lane 8, SanZhuang Rd, Songjiang Export Processing District, Shanghai. (Party A)

乙方：上海凯虹科技电子有限公司，法定地址：上海市松江出口加工区三庄路18弄1号甲方和乙方合称为双方，分别称为甲乙一方。

DSH, Address: #1, Lane 8, SanZhuang Rd, Songjiang Export Processing District, Shanghai. Party A and Party B are collectively referred to as the Parties, respectively, a Party.

鉴于，甲乙双方于2013年1月签署《元豪电子2号大楼租赁合同》（以下称“租赁合同"），期限为五年，由2013年2月1日一2018年1月31日；

WHEREAS the Parties have signed lease agreements relating to the “Yuanhao Electronics No.2 building lease contract” (hereby referred to as below “Lease contract”) in January 2013, with term beginning from January 1, 2019 to December 31, 2023;

鉴于，甲乙双方于2018年签署《元豪电子2号大楼租赁合同补充协议》（以下称“补充协议"），延长租赁期限五年至2023年1月31日；

WHEREAS, Party A and Party B signed the "Supplementary Agreement to the Lease Contract of Yuanhao Electronics No. 2 Building" (hereby referred to as the "Supplementary Agreement") in 2018, extending the lease term for five years to January 31, 2023;

鉴于，甲乙双方同意修改原租赁合同及补充协议，根据有关法律规定，甲乙双方经平等友好协商，一致同意订立如下条款，作为对租赁合同的续展、修改和补充：

WHEREAS the Parties agree to amend the Lease Agreements, pursuant to the relevant laws, Party A and Party B have agreed to enter into the following clauses of this amendment agreement as amendment and supplement to the Lease Agreements as follows:

1.
续展原租赁合同第4.1条及补充协议第1条关于租赁期之约定，双方同意2号大楼、两、空中连廊及4号设施大楼等全部租赁区域，继续延长5年租赁期（以下称"租赁期"），自 2023年2月1日起至2028年1月31日。

1. Whereas the renewal of the original leasing agreement on 4.1 and its Supplementary Agreement, both parties agree to extend the lease period for 5 years for all leased areas such as Building No. 2, Air Corridor and Facilities Building No. 4 (hereby referred to as the "Lease Period"), from February 1, 2023 to January 31, 2028.

2．删除原租赁合同第4.3条约定并同意修改为：于租赁期内，就乙方未承租之区域范围内，如有善意第三方以具法律约束力之租赁要约向甲方提出者，甲方有义务应先提示证明以书面通知乙方，乙方具有30天优先承租权，有权按照本合同相关条款根据需要优先承租，甲方不得在乙方优先承租权抉择期30天内向任何第三方出租。倘于租赁期届满前，乙方己向甲方为续约之意思表示时，乙方具有优先续租权，并由双方另订书面合同。

2. Article 4.3 on original leasing agreement has been agreed to revise as follows: during the lease term, if a bona fide third party makes a legally binding lease offer to Party A, Party A shall Obliged to present the proof and notify Party B in writing that Party B has a 30-day pre-emptive lease right and has the right to pre-empt the lease according to the needs of the relevant provisions of this contract, within the leasing areas not leased by Party B. Party A shall not rent to any third party within 30 days of Party B's pre-emptive lease right selection period. Before the lease term expiration, Party B has expressed intention to Party A on renewal of the contract, Party B has the priority to renew the lease, and the two parties shall sign another written contract.

3. 修改补充协议第3条关于租金约定，双方同意每平方米租金单价增加3％（明细详附表）。

6.1就2号大楼，1楼A租赁面积为3,356.48平方米，双方同意月租金为每平方米42.70元人民币，每月总计143,334.45元人民币。

6.2就2号大楼，1楼B和2楼至5楼租赁面积合计27,056.47平方米，双方同意月租金为每平方米31.30元人民币，每月总计846,997.11元人民币。

6.3就两条空中连廊，按照双方确认的实际投影面积合计为100平方米，双方同意月租金为每平方米62.62元人民币，每月总计6,262.09元人民币。

6.4就4号设施大楼，3层租赁面积合计为718.42平方米，双方同意月租金为每平方米 31.30元人民币，每月总计22,489.99元人民币。

6.5承上6.1至6.4所述，2号大楼、两条空中连廊和4号设施大楼的全部租赁区域，双方同意每月总租金共计1,019,084人民币。

3. Based on article 3 on amendment of agreement, both parties agree to increase the rent unit price per square meter by 3% (details in appendix).

6.1 Regarding Building No. 2, the leased area of 1st floor A is 3,356.48 square meters, and both parties agree that the monthly rent is 42.70 RMB per square meter, totaling 143,334.45 RMB per month.

6.2 Regarding Building No. 2, the leased area on the 1st floor B and the 2nd to 5th floors totals 27,056.47 square meters. Both parties agree that the monthly rent is 31.30 RMB per square meter, totaling RMB 846,997.11 per month.

6.3 Regarding the two sky corridors, based on the total actual projected area confirmed by both parties of 100 square meters, both parties agree that the monthly rent will be 62.62 RMB per square meter, totaling 6,262.09 RMB per month.

6.4 Regarding No.4 Facility Building, the total leased area of the 3rd floor is 718.42 square meters, and both parties agree that the monthly rent is 31.30 per square meter in RMB, totaling 22,489.99 per month in RMB.

6.5 Continuing from the above 6.1 to 6.4, both parties agree to a total monthly rent of RMB 1,019,084 for the entire leased area of Building No. 2, the two sky corridors and No. 4 Facility Building.

4. 修改补充协议第4条关于物业管理费的约定，每月物业管理费总计166,391.84人民币，原租赁合同第7，3条物业管理费关于服务项目及范围不变。

4. In revision of the Article 4 regarding property management fees in the amendment agreement, the total monthly property management fee is 166,391.84 in RMB. The services covered by property management in Article 7.3 of the original leasing agreement remain unchanged.

5. 修改原租赁合同第7．4条场地租赁费约定，双方同意每平方米单价增加3％后为每平方米 4.51元人民币（明细详附表），乙方每月应付场地租赁费27,820.50元人民币。

5. In revision of the Article 7.4 regarding rental fees in the amendment agreement, Both parties agree that the unit price per square meter will be increased by 3% to 4.51 RMB per square meter (details in appendix), and Party B shall pay rental fees of 27,820.50 RMB per month.

6. 删除及整并原租赁合同第14.1及14.2条关于保证之约定，双方同意修改如下：

甲方同意并保证，无论在租赁期及/或租赁续展期间内，就乙方承租之全部或部分租赁区域为出售、抵押、设质或为其他将造成乙方继续承租及使用租赁物权利受影响之虞的处分行为时，甲方应于为该等行为至少30日前以书面方式说明理由通知乙方。甲方同意乙方享有优先购买权，如乙方未于接收甲方书面通知后30日内为任何优先购买之意思表示者即为放弃。纵算乙方放弃优先购买权，甲方仍有义务应要求第三方（包括但不限于，购买方、银行或抵押权人）负担义务继续履行租赁合同之责任与义务，甲方并应以书面方式向乙方保证保证乙方得继续承租及使用租赁物权利而不受任何影响。甲方如有违反，造成乙方遭受法律上权益或经济上损失者，甲方应赔偿乙方相当于每月租金总额三倍之违约金，及赔偿包括但不限于因搬迁所衍生之一切与拆卸、包装、搬运、重新安置等相关之所有费用。

6. In deletion and integration of the Articles 14.1 and 14.2 of the original leasing agreement, both parties agree to amend as follows:

Party A agrees and guarantees that, within the current/renewal of term period, Party A shall notify Party B of the reason in writing at least 30 days prior to behaviors selling, mortgaging, pledging or other actions that may affect Party B’s right to the leased property. Party A agrees that Party B has preemptive right, and if Party B fails to express any intention 30 days after receiving Party A's written notice, it shall be deemed as waiver. Even if Party B waives the preemptive right, Party A is still obliged to require the third party (including but not limited to, the buyer, bank or mortgagee) to assume the obligation to continue to perform the responsibilities and obligations of the lease contract, and Party A shall notify in writing to Party B to guarantee that Party B can continue to lease and use the leased property rights without any impact. If Party A violated the term which cause economic losses of Party B, Party A shall compensate Party B for liquidated damages equivalent to three times the total monthly rent, and the compensation includes but not limited to the costs associated with packing, moving, relocation, etc.

7. 本补充协议二正本一式二份，于甲乙双方法定代表人或其授权人代表在本补充协议书上签名并加盖公司公章后，于2023年2月1日起生效。

7. The supplementary amendment agreement takes effect on February 1, 2023 after the legal representatives of both parties or their authorized representatives sign this Supplementary Agreement and affix the company's official seal.

8. 本补充协议二生效后，即构成原租赁合同有效组成部分，与原租赁合同构成甲乙双方间完整之协议。原租赁合同及补充协议项下与本补充协议二如有不一致的，以本补充协议二之约定为准。原租赁合同其他部分和条款内容维持不变，本补充协议二未涉及事项，仍按照原租赁合同的约定执行。

8. After the amendment agreement taking effect, it will take effect as an effective part of the original leasing agreement between Party A and Party B. If there is any inconsistency between the original leasing agreement and the supplementary amendment, the parties shall act according to the amendment agreement. All the other terms and conditions remain the same.

元豪电子2号大楼租赁合同续展及修订补充协议二

附表：

	区域&费用项目	面积 （平方米）	原单价 （每平方米）	新单价 （每平方米）	原租赁金额 (RMB)	新租赁金额（增加3％）
1	2#楼1楼A	3,356.48	41.46	42．70	139,159.66	143,334.45
2	2#楼1楼B和2一5楼	27,056.47	30.39	31..30	822,327.29	846,997.11
3	2条空中连廊	100.00	60.80	62.62	6,079.70	6,262.09
4	4号设施大楼	718.42	30.39	31.30	21,834.94	22,489.99
租金小计	2#楼、2条空中连廊和 4#设施大楼				989,402	1,019,084
5	场场地租赁费	6,166.71	4.38	4.51	27,010.19	27,820.50
6	物物业管理费				161,545.48	166,391.84
附加费用小计					188,556	194,212
	合计	37,398.08			1,177,957	1,213,296

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